SECURITIES AND EXCHANGE COMMISSION

                        Washington, D. C. 20549

                               FORM 8-K

                            CURRENT REPORT

                    Pursuant to Section 13 or 15(d)
                of the Securities Exchange Act of 1934



Date of Report  (Date of earliest event reported)       July 13, 1998


                       FAMILY DOLLAR STORES, INC.
        (Exact name of registrant as specified in its charter)


      DELAWARE                 1-6807                56-0942963
(State or other juris-    (Commission File       (I.R.S. Employer
 diction of incorpora-     Number)                Identification No.)
 tion)


P. O. Box 1017, 10401 Old Monroe Road
Charlotte, North Carolina                            28201-1017
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code     704-847-6961



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Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

    (c)   Exhibits filed herewith:

          (99) Press release dated July 9, 1998, regarding change in fiscal year.



Item 8.   CHANGE IN FISCAL YEAR

    The Executive Committee of the Board of Directors of Family Dollar Stores, Inc. (the "Company") ratified and approved on July 13, 1998, a change in the Company's fiscal reporting calendar to a more commonly used "Retail" calendar. The Company's fiscal year 1998 will now end on August 29, 1998, and the fourth quarter and fiscal year 1998 will have two less days than it otherwise would have. No transition report is required to be filed. The report on Form 10-K for the fiscal year ending on August 29, 1998, will be the first form to be reported using the new fiscal year-end.

     The Company's future fiscal years will now generally end on the Saturday closest to August 31, but may deviate from this convention during certain years by one week in order to coincide with the standard "Retail" calendar. Previously, the Company's fiscal year consisted of 12 calendar months ending August 31.



                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               FAMILY DOLLAR STORES, INC.
                                      (Registrant)



Date: July 13, 1998            /s/ C. MARTIN SOWERS
                               C. MARTIN SOWERS
                               Senior Vice President